Exhibit 99.2

31 Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this presentation and other written or oral statements made by or on behalf of the Company constitute "forward-looking statements" within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” "believes," "expects," "may," "estimates," "will," "should," "plans," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; fluctuating metal prices; our substantial indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; impacts and implications of adverse health events, including the COVID-19 pandemic; work stoppages; obligations under certain employee retirement benefit plans; the ownership of a majority of our equity securities by a single investor group; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2020, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.  2

Q2 2021 Highlights Generated second quarter revenues of $1.4 billion Generated earnings per diluted share of $2.91 Achieved record Adjusted EBITDA , excluding LIFO of $197 million Reduced net debt to $563 million and achieved leverage ratio of 1.5x, within long-term target range Net cash conversion cycle of 55 days Warehousing, delivery, general, & administrative expense of 12.6% of sales Ended the second quarter with liquidity of $890 million Announced a quarterly cash dividend of $0.08 per share Announced the authorization of a $50 million, two-year share repurchase program 3

New Capital Allocation Plan 4 On August 4th, Ryerson announced the initiation of a quarterly cash dividend of $0.08 per share, or $0.32 annually*, to be paid on September 16th to shareholders as of August 16th. Ryerson also announced its authorization to repurchase $50M in outstanding shares over the next two years.  $0.08 per Share Quarterly return of capital to investors and $50M Option to repurchase outstanding shares from excess liquidity Enabled by: ~$100M Reduction in fixed cash commitments since IPO achieved through debt repayment and legacy liability de-risking $890M Strong liquidity position achieved by successful working capital management *The actual declaration of future cash dividends and the establishment of record and payment dates is subject to final determination by the Board each quarter after its review of the Company’s financial performance.

Macro & Commodities 5 Pricing conditions remain elevated while demand indicators continue to show strength Sources: Bloomberg: prices through Jul 31, 2021; Federal Reserve, Industrial Production Index monthly year-over-year change; Bloomberg, U.S. Manufacturing PMI Commodity Prices Since Dec. 2017 U.S. Industrial Production U.S. ISM Purchasing Manager’s Index

Sequential Q2 2021 End-Market Trends 6 Q2 North American per day volume improvement strongest in industrial equipment, ground transportation and food & agriculture sectors *Excludes Other Industry Sectors which represent approximately 4% of Ryerson sales mix **Sales product mix based on 2020 results as disclosed in Ryerson’s Annual Report on Form 10-K for the year ended December 31, 2020. Shipments improved in our industrial equipment, commercial ground transportation and food and agricultural sectors on a North American per day basis compared to the first quarter of 2021 despite ongoing supply side disruptions.  However, our consumer durable, metal fabrication and machine shop and HVAC sectors reported declines relative to the first quarter of 2021 on a North American per day basis as backlog turnover has been hampered by ongoing supply side disruptions. 2020 Sales Mix Commentary QoQ Volume

Third Quarter Guidance Third quarter revenue guidance of $1.5B to 1.6B assumes sequential average selling price growth of 10% to 12% with shipments flat to down 3% affected by normal seasonality.  7 Ryerson anticipates reporting another strong quarter with continued revenue growth Diluted Earnings per Share *Diluted EPS of $1.68 represents the midpoint of our $1.63-$1.73 guidance range *See Ryerson’s 8-K filed on August 4, 2021.

8 Q2 2021 Selected Financial and Operating Metrics Update Capital Investment Investing in speed, value-add and digitalization Expense Management Compared to Q1 2021 Expense leverage increased in the quarter as expenses as a percent of sales continued to decline Asset Management Strong free cash flow generation driven by proceeds from property sales and excellent working capital management  Cash Flow CS&W Ryerson’s cash conversion cycle remains at a historically low level CS&W had a strong quarter and continues to progress towards its annual long-term mid-cycle target of $600M in revenue and $50M in Adj. EBITDA, excl. LIFO *See Ryerson’s 8-K filed on August 4, 2021.

Exercising Optional Redemption Features 9 Ryerson has driven down net debt and fixed cash commitments as part of its financial transformation strategy significantly reducing annual interest payments Ryerson reduced net debt by $116M in the first half of 2021 to $563M and achieved a leverage ratio of 1.5x, well within the Company’s long-term target range. In the second quarter, Ryerson closed a second sale-leaseback transaction and announced the redemption of $100 million of its outstanding 8.5% Senior Secured Notes due 2028 at a price of 104% utilizing the proceeds.  Subsequently, the Company also completed its second $50 million Notes redemption at a price of 103% using cash on hand. Reduced Net Debt ($M) Reduced Interest

A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on August 4, 2021. 10 Second Quarter Q2 2021 Key Financial Metrics Record results, significant leverage reductions ongoing, legacy liability de-risking continuing, dividend and share repurchase plans established First Half

Strong Liquidity to Fund Operations and Investments 11 Ryerson’s North American availability increased significantly again in the second quarter Ryerson’s global liquidity rose during the period from $583M as of March 31, 2021 to $890M as of June 30, 2021 driven by rising Adjusted EBITDA, excluding LIFO, proceeds from the sale-leaseback transaction and rising working capital asset values

97 Locations 179 Years 40,000Customers 75,000 Products Focused on creating great customer experiences at Speed, Scale, & Consistency The Ryerson Customer Experience Eco-System Intelligently Connected Network of Service Centers

Appendix

14 20.1% increase in average selling price 25.5% gross margin, excl. LIFO, +90bps Adj. EBITDA, excl. LIFO 2.9% increase 4.0% increase in expenses excl. D&A and one-time items $197M in Adj. EBITDA, excl. LIFO is an increase quarter-over-quarter of $74M driven by higher average selling prices and volumes. This was partially offset by higher cost of goods sold and higher expenses excl. D&A and one-time items, which increased due to results-driven incentive compensation. Q2 2021 vs. Q1 2021 Financial Performance *Expenses exclude D&A and one-time items

Quarterly Financial Highlights A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix. Tons Sold (000’s) Average Selling Price Per Ton Adjusted EBITDA, excl. LIFO Margin % 15 Gross Margin & Gross Margin, excl. LIFO

Earnings & Operating Cash Flow per Diluted Share 16 Ryerson generated significant EPS in the second quarter of 2021 while using less cash flow from operations compared to the third quarter of 2018 which is a relevant comparison from the last cyclical upturn of 2016-2018.

17 Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO Net income includes a vacation accrual adjustment of $11M in Q4 2019. `

Adjusted Net Income Reconciliation 18 Q2 2021 net income includes a gain of $87.4M related to property sales. Adjusting to remove this gain and the associated income taxes, Ryerson generated net income of $47.9M, or $1.24 per diluted share.

Non-GAAP Reconciliations: Expenses excl. D&A and One-Time Items and Net Debt 19

31 Note: EBITDA represents net income before interest and other expense on debt, provision for income taxes, depreciation, and amortization. Adjusted EBITDA gives further effect to, among other things, reorganization expenses, gain on sale of assets, gain or loss on retirement of debt, loss on pension settlement, purchase consideration and other transaction costs, and foreign currency transaction gains and losses. We believe that the presentation of EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), provides useful information to investors regarding our operational performance because they enhance an investor’s overall understanding of our core financial performance and provide a basis of comparison of results between current, past, and future periods. We also disclose the metric Adjusted EBITDA, excluding LIFO expense (income), to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), are three of the primary metrics management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of our business without the effect of U.S. generally accepted accounting principles, or GAAP, expenses, revenues, and gains (losses) that are unrelated to the day to day performance of our business. We also establish compensation programs for our executive management and regional employees that are based upon the achievement of pre-established EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), targets. We also use EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), to benchmark our operating performance to that of our competitors. EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), do not represent, and should not be used as a substitute for, net income or cash flows from operations as determined in accordance with generally accepted accounting principles, and neither EBITDA, Adjusted EBITDA, and Adjusted EBITDA, excluding LIFO expense (income), is necessarily an indication of whether cash flow will be sufficient to fund our cash requirements. This release also presents gross margin, excluding LIFO expense (income), which is calculated as gross profit minus LIFO expense (income), divided by net sales. We have excluded LIFO expense (income) from gross margin and Adjusted EBITDA as a percentage of net sales metrics in order to provide a means of comparison amongst our competitors who may not use the same basis of accounting for inventories as we do. Our definitions of EBITDA, Adjusted EBITDA, Adjusted EBITDA, excluding LIFO expense (income), gross margin, excluding LIFO expense (income), and Adjusted EBITDA, excluding LIFO expense (income), as a percentage of sales may differ from that of other companies. Adjusted Net income (loss) and Adjusted Earnings (loss) per share is presented to provide a means of comparison with periods that do not include similar adjustments. 20 Non-GAAP Reconciliation